UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2013

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets

On November 1, 2013, Neogen Corporation (“Company”) issued a press release announcing that it had acquired the assets of Prima Tech Incorporated, a veterinary instrument business based in Kenansville, North Carolina. There was no prior relationship between Prima Tech and Neogen.

Consideration for the purchase, which was determined through arms-length negotiations, was approximately $12.9 million, with a potential contingent payment based on future revenues of the Prima Tech products acquired. The source of the consideration was Neogen Corporation cash balances.

The business will continue to manufacture the technical instruments in North Carolina; however, some customer service and distribution functions may be relocated to Neogen facilities in Lexington, KY. The business will be integrated into the Company’s Animal Safety segment. A copy of the press release is attached as Exhibit 99.1 to this report. This Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION (Registrant)

Date: November 1, 2013	/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO